Exhibit 99.1

151 Farmington Avenue Hartford, Conn. 06156	Media Contact: Fred Laberge 860-273-4788 labergear@aetna.com

Investor Contact: David W. Entrekin 860-273-7830 entrekind@aetna.com
News Release
AETNA REPORTS THIRD-QUARTER 2006 RESULTS
•	Third-quarter operating earnings of $0.84 per share, $0.78 per share excluding reserve development; a 34 percent increase over the prior-year quarter, above Thomson/First Call mean estimate of $0.72 per share
•	Third-quarter net income of $0.85 per share; a 37 percent increase over the prior-year quarter
•	Third-quarter Commercial Risk Medical Cost Ratio improved to 79.3 percent from second-quarter level, excluding development
•	Guidance for full-year 2006 operating earnings per share increased to $2.83, from prior guidance of $2.77 to $2.79
•	Preliminary guidance for 2007 operating earnings per share of $3.26, a 15 percent increase over full-year 2006 guidance.
HARTFORD, Conn., October 26, 2006 — Aetna (NYSE: AET) today announced third quarter 2006 operating earnings of $0.84 per share. Operating earnings, excluding prior-period favorable reserve development, were $0.78 per share, an increase of 34 percent compared to the prior-year quarter. Favorable development was $45.0 million, before tax, or $0.06 per share, after tax. The increase in operating earnings reflects an 11 percent increase in revenue primarily from year-over-year membership growth and premium and fee rate increases, as well as solid underwriting results and continued general and administrative expense efficiencies. Operating earnings exclude net realized capital gains.1 Third quarter net income was $0.85 per share, a 37 percent increase over the prior-year quarter.
“Our strong year-over-year operating earnings growth of 34 percent is a direct result of Aetna’s customer-focused operating structure and our disciplined approach to sustained profitable growth,” said Ronald A. Williams, chairman and CEO. “We are continuing to win in the marketplace by innovating to meet the needs of our customers, diversifying our earnings stream and operating more efficiently. We also continue to deploy capital to repurchase shares while strategically investing in our business for the future.

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Quarterly Financial Results at a Glance
Three Months Ended

	Sept. 30, 2006		Sept. 30, 2005*		Change
Total revenues	$6.3	billion	$5.7	billion	11%

Operating earnings, excluding development**	$437.3	million	$352.3	million	24%

Net income	$476.4	million	$372.8	million	28%

Per share results:

Operating earnings**	$0.84		$0.61		38%

Favorable development of prior-period health care cost estimates	(0.06)		(0.03)

Operating earnings, excluding development**	$0.78		$0.58		34%

Net income	$0.85		$0.62		37%

Weighted average common shares (diluted)	558.1	million	602.6	million

*	Restated for FAS123R and stock split. Refer to footnote 2 at the end of this press release.

**	For a full description of operating earnings and per-share operating earnings, refer to footnote 1 at the end of this press release.
“We are very pleased to see that our Commercial Risk Medical Cost Ratio improved to 79.3 percent from the second quarter level and our medical cost trend moderated as well. Importantly, our solid underwriting results were driven by good medical cost experience.
“Looking ahead, we believe that 2007 will be yet another year of increasing profitability and growth for Aetna. We project our operating earnings per share to increase by 15 percent to $3.26.3 Our focus for the future is to meet customer needs with a broad range of innovative products and best-in-class service. We continue to improve our organization with an emphasis on efficiency and flexibility, so that we can be well positioned to increase affordability and access in a dynamic health care marketplace.”

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Health Care business results
Health Care, which provides a full range of insured and self-insured medical, dental, pharmacy and behavioral health products and services, reported:
•	Operating earnings of $447.0 million for the third quarter of 2006, compared with $346.5 million for the third quarter of 2005. Excluding favorable development of $29 million, after tax, in the third quarter of 2006 and $15 million, after tax, in the third quarter of 2005, operating earnings increased 26.1 percent to $418.0 million in the third quarter of 2006 from $331.5 million in the third quarter of 2005, primarily from strong year-over-year membership growth and premium and fee rate increases, as well as solid underwriting results and continued general and administrative expense efficiencies.

•	Net income of $449.3 million for the third quarter of 2006, compared with $347.7 million for the third quarter of 2005.

•	A Commercial Risk Medical Cost Ratio (MCR) of 79.3 percent for the third quarter of 2006, compared with 79.0 percent for the third quarter of 2005, excluding favorable reserve development in both periods. Including development, the Commercial Risk MCR was 78.6 percent for the third quarters of 2006 and 2005.

•	A Medicare MCR of 83.2 percent for the third quarter of 2006, compared with 89.1 percent for the third quarter of 2005, excluding favorable reserve development in both periods. Including favorable reserve development, the Medicare MCR was 80.7 percent for the third quarter of 2006, compared with 85.5 percent for the third quarter of 2005.

•	Total medical membership of 15.383 million at September 30, 2006, compared with 15.407 million at June 30, 2006. Third-quarter pharmacy membership declined by 11,000 to 10.202 million and dental membership increased by 22,000 to 13.396 million.

•	Total revenues in the third quarter of 2006 increased by 12 percent to $5.6 billion from $5.0 billion for the third quarter of 2005, primarily due to membership increases and rate increases.
Group Insurance business results
Group Insurance, which includes group life, disability and long-term care products, reported:
•	Operating earnings of $34.6 million for the third quarter of 2006, compared with $32.3 million for the third quarter of 2005, reflecting improved underwriting margins partially offset by lower net investment income.

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•	Net income of $39.7 million for the third quarter of 2006, compared with $35.6 million for the third quarter of 2005.

•	Total revenues of $526.8 million for the third quarter of 2006, compared with $529.8 million for the third quarter of 2005.

•	Total Group Insurance membership of 15.309 million at September 30, 2006, compared with 15.265 million at June 30, 2006.
Large Case Pensions business results
Large Case Pensions, which manages a variety of discontinued and other retirement and savings products, primarily qualified pension plans, reported:
•	Operating earnings of $10.6 million for the third quarter of 2006, compared with $9.6 million for the third quarter of 2005.

•	Net income of $13.3 million for the third quarter of 2006, compared with $10.6 million for the third quarter of 2005.
Total Company results
•	Total Revenues. Revenues increased 11 percent to $6.3 billion for the third quarter of 2006, compared with $5.7 billion for the third quarter of 2005. The growth in third quarter revenue reflects a higher level of membership year-over-year and premium and fee rate increases that resulted in an increase of 10.6 percent in premiums and 13.7 percent in fees and other revenue.
•	Total Operating Expenses. Operating expenses were $1.157 billion for the third quarter of 2006, $58.1 million higher than the third quarter of 2005. Operating expenses as a percentage of revenue[4] improved to 18.4 percent for the third quarter of 2006 from 19.3 percent for the third quarter of 2005, reflecting continued expense efficiencies. Including net realized capital gains, operating expenses as a percentage of revenue were 18.4 percent in the third quarter of 2006 and 19.3 percent in the third quarter of 2005.
•	Corporate Interest Expense was $25.9 million after tax for the third quarter of 2006, compared with $21.1 million after tax for the third quarter of 2005, reflecting higher average debt levels in 2006.
•	Net Income. Aetna reported net income of $476.4 million for the third quarter of 2006, compared with $372.8 million for the third quarter of 2005.

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•	Operating Margin, excluding reserve development, was 11.6 percent for the third quarter of 2006, compared with 10.5 percent for the third quarter of 2005, pre-tax.[5] The after-tax operating margin, which represents income from continuing operations divided by total revenue, was 7.6 percent for the third quarter of 2006, compared with 6.5 percent for the third quarter of 2005.
•	Share repurchases. Aetna repurchased 27.4 million shares at a cost of $973 million in the third quarter of 2006, bringing the year-to-date total of shares repurchased to 51.6 million, at a cost of $1.964 billion.
A live audio webcast of the third-quarter results conference call will begin at 8:30 a.m. ET today. The public may access the conference call through a live audio web cast available on Aetna’s Investor Information link on the Internet at www.aetna.com. Financial, statistical and other information, including GAAP reconciliations, related to the conference call also will be available on Aetna’s Investor Information web site.
The conference call also can be accessed by dialing 800-562-8369, or 913-312-1299 for international callers. The company suggests participants dial in approximately 10 minutes prior to the call. Individuals who dial in will be asked to identify themselves and their affiliations.
A replay of the call may be accessed through Aetna’s Investor Information link on the Internet at www.aetna.com or by dialing 888-203-1112, or 719-457-0820 for international callers. The replay access code is 4551351. Telephone replays will be available from 11:30 a.m. ET on October 26 until midnight ET on November 9.
Aetna is one of the nation’s leading diversified health care benefits companies, serving approximately 29.8 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans and government-sponsored plans. www.aetna.com

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[1]	Operating earnings exclude net realized capital gains and losses and other items, if any, from income from continuing operations as discussed below. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of the Company’s underlying business performance from period to period. Management uses operating earnings to assess business performance and to make decisions regarding the Company’s operations and allocation of resources among the Company’s businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Each of the excluded items is discussed below:
•	Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of the Company’s business operations.

The Company also displays certain metrics (e.g., medical cost ratios, operating earnings, operating earnings per share and pretax operating margins) excluding reserve development. Each quarter, the Company re-examines previously established health care cost payable estimates based on actual claim submissions and other changes in facts and circumstances. Decreases (increases) in prior periods’ estimates represent the effect of favorable (unfavorable) development of prior-period health care cost estimates on current period results of operations, at each financial statement date. The Company believes excluding reserve development better reflects the underlying current-period health care costs.

For a reconciliation of these items to financial measures calculated under U.S. generally accepted accounting principles (GAAP), refer to the tables on pages 8 to 12 of this press release.

[2]	Effective January 1, 2006, the Company adopted FAS 123R applying the modified retrospective approach. Accordingly, all prior-period financial information was adjusted to reflect the Company’s stock-based compensation activity. Additionally, results per common share and weighted average common shares have been adjusted to reflect the February 17, 2006 two-for-one stock split.

[3]	Projected operating earnings per share for full-year 2006 exclude $14.2 million, after tax, of net realized capital gains, an approximately $6.2 million, after tax, impairment charge of previously capitalized software related to the acquisition of Broadspire’s disability business, the release of $75.0 million, after tax, of reserves for anticipated future losses on discontinued products, a debt refinancing charge of $8.1 million, after tax, and the write-off of a $47.1 million, after tax, insurance recoverable related to a prior year physician class action settlement for the nine months ended September 30, 2006 and projected operating earnings per share for all periods also exclude any future net realized capital gains or losses from income from continuing operations. The Company is not able to project the amount of future net realized capital gains or losses and therefore cannot reconcile projected operating earnings to projected income from continuing operations, or to a projected change in income from continuing operations in any period. Projected operating earnings per share for full-year 2006 also exclude favorable development of prior-period health care cost estimates. The Company believes excluding this reserve development better reflects the underlying current-period health care costs. Projected operating earnings per share for full-year 2006 assume approximately 570 million weighted-average diluted shares.

[4]	Operating expenses as a percentage of revenue excludes net realized capital gains and losses from total revenue. Net realized capital gains and losses do not directly relate to underwriting or servicing of products for customers and are not directly related to the core performance of the Company’s business operations. For a reconciliation to operating expenses as a percentage of revenue calculated under GAAP, refer to the tables on page 12 of this press release.

[5]	In order to provide useful information regarding profitability of the Company on a basis comparable to others in the industry, without regard to financing decisions, income taxes and amortization of other acquired intangible assets (each of which may vary for reasons not directly related to performance of the underlying business), the Company’s pretax operating margin excludes interest expense, income taxes and amortization of other acquired intangible assets. Management also uses pretax operating margin to assess the Company’s performance, including performance versus competitors. Operating earnings used in the pretax margin calculation also exclude the items described in footnote 1. For a reconciliation to operating margin calculated under GAAP, refer to the tables on page 12 of this press release.

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ADDITIONAL INFORMATION; CAUTIONARY STATEMENT — Certain information in this press release is forward looking, including our projections as to operating earnings. Forward-looking information is based on management’s estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna’s control, such as the increasing competitiveness we are experiencing in certain markets which could cause our membership to be lower than we expect and our medical cost ratios to be higher than we expect. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or re-contracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); decreases in membership or failure to achieve desired membership growth due to significant competition, reputational issues or other factors in key geographic markets where membership is concentrated; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, and to improve relations with providers while taking actions to reduce medical costs; the ability to successfully implement multiple strategic and operational initiatives simultaneously; lower levels of investment income from continued low interest rates; adverse government regulation (including legislative proposals eliminating or reducing ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as patients’ rights legislation, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the outcome of various litigation and regulatory matters, including litigation and ongoing reviews of business practices by various regulatory authorities (including the current industry wide investigation into insurance brokerage practices concerning broker compensation arrangements, bid quoting practices and potential antitrust violations being conducted by the New York Attorney General, the Connecticut Attorney General and others, and for which the Company has received and may receive subpoenas, and related litigation); and increases in medical costs or Group Insurance claims resulting from any acts of terrorism, epidemics or other extreme events. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2005 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna’s 2005 Annual Report on Form 10-K and Aetna’s 2006 third quarter report on Form 10-Q when filed with the Securities and Exchange Commission for a discussion of Aetna’s historical results of operations and financial condition.

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Consolidated Statements of Income
($ in Millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005 (1)	2006	2005 (1)
Revenue:
Health care premiums	$4,820.3	$4,291.3	$14,308.3	$12,490.5
Other premiums	472.5	494.2	1,482.5	1,494.4
Fees and other revenue	712.9	626.8	2,121.4	1,793.3
Net investment income	278.3	279.9	852.1	827.7
Net realized capital gains	15.5	8.5	21.9	18.6

Total revenue	6,299.5	5,700.7	18,786.2	16,624.5

Benefits and expenses:
Health care costs (2)	3,797.4	3,390.4	11,481.9	9,683.6
Current and future benefits	554.1	581.8	1,733.6	1,778.4
Operating expenses:
Selling expenses	231.7	214.1	715.3	623.0
General and administrative expenses (3)	925.6	885.1	2,876.3	2,673.5

Total operating expenses	1,157.3	1,099.2	3,591.6	3,296.5
Interest expense	39.9	32.5	107.2	90.2
Amortization of other acquired intangible assets	22.0	15.9	63.7	38.1
Reduction of reserve for anticipated future losses on discontinued products	—	—	(115.4)	(66.7)

Total benefits and expenses	5,570.7	5,119.8	16,862.6	14,820.1

Income from continuing operations before income taxes	728.8	580.9	1,923.6	1,804.4
Income taxes	252.4	208.1	672.1	647.4

Income from continuing operations	476.4	372.8	1,251.5	1,157.0
Income from discontinued operations, net of tax (4)	—	—	16.1	—

Net income	$476.4	$372.8	$1,267.6	$1,157.0

Shareholders’ equity			$9,650.1	$9,404.9

(1)	Effective January 1, 2006, the Company adopted FAS 123R applying the modified retrospective approach. Accordingly, all prior-period financial information was adjusted to reflect the Company’s stock-based compensation activity.

(2)	Health care costs for the three months ended September 30, 2006 and September 30, 2005 include favorable development of prior-period health care cost estimates of approximately $45 million pretax (approximately $29 million after tax) and approximately $24 million pretax (approximately $15 million after tax), respectively, in the Health Care segment.

(3)	General and administrative expenses for the nine months ended September 30, 2006 include a charge of $72.4 million ($47.1 million after tax) in connection with the write-off of an insurance recoverable related to a prior-year physician class action settlement as a result of a trial court summary judgment ruling and a $12.4 million ($8.1 million after tax) net charge from the write-off of debt issuance costs and the recognition of deferred gains on terminated interest rate swaps in connection with the redemption of the Company’s 8.5% senior notes due 2041. Both of these charges are reflected in the Health Care segment. The nine months ended September 30, 2006 also include a charge of $8.3 million ($6.2 million after tax) for an acquisition-related software charge reflected in the Group Insurance segment.

(4)	Income from discontinued operations of approximately $16 million for the nine months ended September 30, 2006 reflects the Company’s receipt in February 2006 of a $50 million refund, including interest, from the completion of certain Internal Revenue Service audits associated with businesses previously sold by the Company’s former parent company. The Company previously recorded $735 million of this refund. The $50 million refund resulted in an additional $16 million in income from discontinued operations.

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Summary of Results
(in Millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005 (1)	2006	2005 (1)
Operating earnings, excluding favorable development	$437.3	$352.3
Favorable development of prior-period health care cost estimates	29.0	15.0

Operating earnings	466.3	367.3	$1,223.7	$1,101.5
Debt refinancing charge	—	—	(8.1)	—
Physician class action settlement insurance-related charge	—	—	(47.1)	—
Reduction of reserve for anticipated future losses on discontinued products	—	—	75.0	43.4
Acquisition-related software charge	—	—	(6.2)	—
Net realized capital gains	10.1	5.5	14.2	12.1

Income from continuing operations (GAAP measure)	476.4	372.8	1,251.5	1,157.0
Income from discontinued operations (2)	—	—	16.1	—

Net income (GAAP measure)	$476.4	$372.8	$1,267.6	$1,157.0

Weighted average common shares — basic	536.6	577.4	554.8	581.8

Weighted average common shares — diluted	558.1	602.6	578.3	606.0

Summary of Results Per Common Share

Operating earnings, excluding favorable development	$.78	$.58
Favorable development of prior-period health care cost estimates	.06	.03

Operating earnings	.84	.61	$2.12	$1.82
Debt refinancing charge	—	—	(.02)	—
Physician class action settlement insurance-related charge	—	—	(.08)	—
Reduction of reserve for anticipated future losses on discontinued products	—	—	.13	.07
Acquisition-related software charge	—	—	(.01)	—
Net realized capital gains	.01	.01	.02	.02

Income from continuing operations (GAAP measure)	.85	.62	2.16	1.91
Income from discontinued operations (2)	—	—	.03	—

Net income (GAAP measure)	$.85	$.62	$2.19	$1.91

Shareholders’ equity (3)			$18.49	$16.44

(1)	Effective January 1, 2006, the Company adopted FAS 123R applying the modified retrospective approach. Accordingly, all prior-period financial information was adjusted to reflect the Company’s stock-based compensation activity. Additionally, results per common share and weighted average common shares have been adjusted to reflect the February 17, 2006 two-for-one stock split.

(2)	Income from discontinued operations of approximately $16 million for the nine months ended September 30, 2006 reflects the Company’s receipt in February 2006 of a $50 million refund, including interest, from the completion of certain Internal Revenue Service audits associated with businesses previously sold by the Company’s former parent company. The Company previously recorded $735 million of this refund. The $50 million refund resulted in an additional $16 million in income from discontinued operations.

(3)	Actual common shares outstanding were 522.0 million at September 30, 2006 and 572.0 million at September 30, 2005.

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Segment Information (1)
($ in Millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005 (2)	2006	2005 (2)
Health Care:
Total revenue	$5,591.6	$4,986.1	$16,612.6	$14,476.9

Selling expenses	$212.0	$193.5	$651.2	$562.5
General and administrative expenses	862.6	838.3	2,610.1	2,534.5

Operating expenses, excluding other items	1,074.6	1,031.8	3,261.3	3,097.0
Debt refinancing charge	—	—	12.4	—
Physician class action settlement insurance-related charge	—	—	72.4	—

Total operating expenses	$1,074.6	$1,031.8	$3,346.1	$3,097.0

Operating earnings, excluding favorable development	$418.0	$331.5
Favorable development of prior-period health care cost estimates	29.0	15.0

Operating earnings	447.0	346.5	$1,160.5	$1,046.2
Debt refinancing charge	—	—	(8.1)	—
Physician class action settlement insurance-related charge	—	—	(47.1)	—
Net realized capital gains	2.3	1.2	1.5	5.0

Net income (GAAP measure)	$449.3	$347.7	$1,106.8	$1,051.2

Group Insurance:
Total revenue	$526.8	$529.8	$1,615.1	$1,587.3

Selling expenses	$19.7	$20.6	$64.1	$60.5
General and administrative expenses	59.6	41.7	160.5	125.7

Operating expenses, excluding other item	79.3	62.3	224.6	186.2
Acquisition-related software charge	—	—	8.3	—

Total operating expenses (GAAP measure)	$79.3	$62.3	$232.9	$186.2

Operating earnings	$34.6	$32.3	$102.8	$92.7
Acquisition-related software charge	—	—	(6.2)	—
Net realized capital gains	5.1	3.3	2.7	6.6

Net income (GAAP measure)	$39.7	$35.6	$99.3	$99.3

Large Case Pensions:
Total revenue	$181.1	$184.8	$558.5	$560.3

Operating earnings	$10.6	$9.6	$30.0	$21.2
Reduction of reserve for anticipated future losses on discontinued products	—	—	75.0	43.4
Net realized capital gains	2.7	1.0	10.0	.5

Net income (GAAP measure)	$13.3	$10.6	$115.0	$65.1

Corporate Interest:
Interest expense, net of tax	$25.9	$21.1	$69.6	$58.6

Total Company:
Total revenue	$6,299.5	$5,700.7	$18,786.2	$16,624.5

Selling expenses	$231.7	$214.1	$715.3	$623.0
General and administrative expenses	925.6	885.1	2,783.2	2,673.5

Operating expenses, excluding other items	1,157.3	1,099.2	3,498.5	3,296.5
Debt refinancing charge	—	—	12.4	—
Physician class action settlement insurance-related charge	—	—	72.4	—
Acquisition-related software charge	—	—	8.3	—

Total operating expenses (GAAP measure)	$1,157.3	$1,099.2	$3,591.6	$3,296.5

(1)	Revenue and operating expense information is presented before income taxes. Operating earnings information is presented net of income taxes.

(2)	Effective January 1, 2006, the Company adopted FAS 123R applying the modified retrospective approach. Accordingly, all prior-period financial information was adjusted to reflect the Company’s stock-based compensation activity.

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Enrollment
(Members in Thousands)

	September 30,	September 30,	December 31,	June 30,
	2006	2005	2005	2006
Medical Membership:
Commercial	15,122	14,415	14,521	15,157
Medicare Advantage	124	102	101	123
Medicare Health Support Program	18	20	19	14
Medicaid	119	113	114	113

Total Medical Membership	15,383	14,650	14,755	15,407

Consumer-Directed Health Plans (1)	644	433	453	621

Dental Membership	13,396	13,031	13,098	13,374

Pharmacy Membership:
Commercial	9,138	8,791	8,885	9,141
Medicare PDP (stand-alone)	319	—	—	323
Medicare Advantage PDP	115	—	—	114

Total Pharmacy Benefit Management Services	9,572	8,791	8,885	9,578
Mail Order (2)	630	546	560	635

Total Pharmacy Membership	10,202	9,337	9,445	10,213

Group Insurance Membership (3)	15,309	13,675	13,618	15,265

Health Care Medical Cost Ratios (4)
($ in Millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Health Care Premiums:
Health Care Risk (A)	$4,820.3	$4,291.3	$14,308.3	$12,490.5
Commercial Risk (B)	$4,350.2	$4,039.3	$12,972.6	$11,742.0
Medicare (C)	$469.0	$252.0	$1,334.6	$748.5

Health Care Costs:
Health Care Risk
Health care costs (D) (GAAP measure)	$3,797.4	$3,390.4	$11,481.9	$9,683.6
Favorable development of prior-period health care cost estimates	45.0	24.0

Health care costs — Adjusted (E)	$3,842.4	$3,414.4

Commercial Risk
Health care costs (F) (GAAP measure)	$3,417.7	$3,174.9	$10,337.2	$9,035.3
Favorable development of prior-period health care cost estimates	33.0	15.0

Health care costs — Adjusted (G)	$3,450.7	$3,189.9

Medicare
Health care costs (H) (GAAP measure)	$378.4	$215.5	$1,143.7	$648.4
Favorable development of prior-period health care cost estimates	12.0	9.0

Health care costs — Adjusted (I)	$390.4	$224.5

Health Care Medical Cost Ratios:
Health Care Risk (D)/(A) (GAAP measure)	78.8%	79.0%	80.2%	77.5%
Health Care Risk — Adjusted (E)/(A)	79.7%	79.6%

Commercial Risk (F)/(B) (GAAP measure)	78.6%	78.6%	79.7%	76.9%
Commercial Risk — Adjusted (G)/(B)	79.3%	79.0%

Medicare (H)/(C) (GAAP measure)	80.7%	85.5%	85.7%	86.6%
Medicare — Adjusted (I)/(C)	83.2%	89.1%

(1)	Represents members in consumer-directed health plans included in the Company’s Commercial medical membership.

(2)	Represents members who purchased medications through the Company’s mail order pharmacy during the quarterly period.

(3)	Beginning June 30, 2006 includes approximately 2.1 million disability members acquired from Broadspire on March 31, 2006.

(4)	Health Care Risk includes all medical, dental and other health care risk products. Commercial Risk includes all health care risk products except Medicare and Medicaid. Risk includes all medical, dental and other health care products for which the Company assumes all or a majority of health care cost, utilization or other risk.

Aetna/12
Operating Margins
($ in Millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005 (1)	2006	2005 (1)
Reconciliation to Income from continuing operations before income taxes:
Operating earnings before income taxes, excluding interest expense, amortization of other acquired intangible assets and favorable development (A)	$730.2	$596.8
Favorable development of prior-period health care cost estimates	45.0	24.0

Operating earnings before income taxes, excluding interest expense and amortization of other acquired intangible assets (B)	775.2	620.8	$2,050.3	$1,847.4
Interest expense	(39.9)	(32.5)	(107.2)	(90.2)
Amortization of other acquired intangible assets	(22.0)	(15.9)	(63.7)	(38.1)
Debt refinancing charge	—	—	(12.4)	—
Physician class action settlement insurance-related charge	—	—	(72.4)	—
Reduction of reserve for anticipated future losses on discontinued products	—	—	115.4	66.7
Acquisition-related software charge	—	—	(8.3)	—
Net realized capital gains	15.5	8.5	21.9	18.6

Income from continuing operations before income taxes (C) (GAAP measure)	$728.8	$580.9	$1,923.6	$1,804.4

Reconciliation to Income from continuing operations:
Operating earnings, excluding interest expense, amortization of other acquired intangible assets and favorable development (D)	$477.5	$383.7
Favorable development of prior-period health care cost estimates, net of tax	29.0	15.0

Operating earnings, excluding interest expense and amortization of other acquired intangible assets (E)	506.5	398.7	$1,334.7	$1,184.9
Interest expense, net of tax	(25.9)	(21.1)	(69.6)	(58.6)
Amortization of other acquired intangible assets, net of tax	(14.3)	(10.3)	(41.4)	(24.8)
Debt refinancing charge, net of tax	—	—	(8.1)	—
Physician class action settlement insurance-related charge, net of tax	—	—	(47.1)	—
Reduction of reserve for anticipated future losses on discontinued products, net of tax	—	—	75.0	43.4
Acquisition-related software charge, net of tax	—	—	(6.2)	—
Net realized capital gains, net of tax	10.1	5.5	14.2	12.1

Income from continuing operations (F) (GAAP measure)	$476.4	$372.8	$1,251.5	$1,157.0

Reconciliation of Revenue:
Revenue, excluding net realized capital gains (G)	$6,284.0	$5,692.2	$18,764.3	$16,605.9
Net realized capital gains	15.5	8.5	21.9	18.6

Total revenue (H) (GAAP measure)	$6,299.5	$5,700.7	$18,786.2	$16,624.5

Operating Margins:
Pretax operating margin (B)/(G)	12.3%	10.9%	10.9%	11.1%
Pretax operating margin — Adjusted (A)/(G)	11.6%	10.5%
Pretax operating margin (C)/(H) (GAAP measure)	11.6%	10.2%	10.2%	10.9%

After-tax operating margin (E)/(G)	8.1%	7.0%	7.1%	7.1%
After-tax operating margin — Adjusted (D)/(G)	7.6%	6.7%
After-tax operating margin (F)/(H) (GAAP measure)	7.6%	6.5%	6.7%	7.0%
Operating Expenses
($ in Millions)

Reconciliation of Operating Expenses:
Operating expenses, excluding other items (I)	$1,157.3	$1,099.2	$3,498.5	$3,296.5
Debt refinancing charge	—	—	12.4	—
Physician class action settlement insurance-related charge	—	—	72.4	—
Acquisition-related software charge	—	—	8.3	—

Total operating expenses (J) (GAAP measure)	$1,157.3	$1,099.2	$3,591.6	$3,296.5

Operating Expenses Percentages:
Operating expenses as a % of revenue (I)/(G)	18.4%	19.3%	18.6%	19.9%
Total operating expenses as a % of total revenue (J)/(H) (GAAP measure)	18.4%	19.3%	19.1%	19.8%

(1)	Effective January 1, 2006, the Company adopted FAS 123R applying the modified retrospective approach. Accordingly, all prior-period financial information was adjusted to reflect the Company’s stock-based compensation activity.